                               RBC CAPITAL MARKETS CORPORATION

                             MASTER AGREEMENT AMONG UNDERWRITERS

                                  REGISTERED SEC OFFERINGS

                          (INCLUDING MULTIPLE SYNDICATE OFFERINGS)

                                             AND

                                      EXEMPT OFFERINGS

                       (OTHER THAN OFFERINGS OF MUNICIPAL SECURITIES)

                                                     December 1, 2005

                                                              December 1, 2005

Dear Ladies and Gentlemen:

     From time to time RBC Capital Markets Corporation ("RBC") may invite you (and others) to participate on the terms set forth herein as an underwriter or an initial purchaser, or in a similar capacity, in connection with certain offerings of securities that are managed solely by us or with one or more other co-managers. If we invite you to participate in a specific offering and sale (an "OFFERING") to which this Master Agreement Among Underwriters (the "MASTER AAU") shall apply, we will send the information set forth below in Section 1.1 to you by one or more wires, telexes, facsimile or electronic data transmissions or other written communications (each a "WIRE" and collectively, an "AAU"). Each Wire will indicate that it is a Wire pursuant to the Master AAU. The Wire inviting you to participate in an Offering is referred to herein as the "INVITATION WIRE". You and we hereby agree that by the terms hereof the provisions of this Master AAU automatically shall be incorporated by reference in each AAU, except that any such AAU may also exclude or revise such provisions of this Master AAU or may contain such additional provisions as may be specified in such AAU.

                                             I.

                                           GENERAL

     1.1. TERMS OF AAU; CERTAIN DEFINITIONS; CONSTRUCTION. Each AAU shall relate to an Offering and shall identify (i) the securities to be offered in the Offering (the "SECURITIES"), their principal terms, the Issuer or Issuers (each a "ISSUER") and any guarantor (each a "GUARANTOR") thereof and, if different from the Issuer, the seller or sellers (each a "SELLER") of the Securities, (ii) the underwriting agreement, purchase agreement, standby underwriting agreement, distribution agreement or similar agreement (as identified in such AAU and as amended or supplemented, including a terms agreement or pricing agreement pursuant to any of the foregoing, collectively, the "UNDERWRITING AGREEMENT") providing for the purchase, on a several and not joint basis, of the Securities by the several underwriters, initial purchasers or others acting in a similar capacity on whose behalf the Manager (as defined below) executes the Underwriting Agreement (the "UNDERWRITERS") and whether such agreement provides
(x) an option to purchase Additional Securities (as defined below) to cover over-allotments or (y) for an offering (an "INTERNATIONAL OFFERING") involving two or more syndicates, each of which will offer and sell Securities subject to such restrictions as shall be specified in any Intersyndicate Agreement (as defined below) referred to in such AAU, (iii) the price at which the Securities are to be purchased by the several Underwriters from any Issuer or Seller thereof (the "PURCHASE PRICE"), (iv) the offering terms, including, if applicable, the price or prices at which the Securities initially will be offered by the Underwriters (the "OFFERING PRICE"), any selling concession to dealers (the "SELLING CONCESSION"), reallowance (the "REALLOWANCE"), management fee, global coordinators' fee, praecipium or other similar fees, discounts or commissions (collectively, the "FEES AND COMMISSIONS") with respect to the Securities, (v) the proposed pricing date ("PRICING DATE") and settlement date (the "SETTLEMENT DATE"), (vi) any contractual restrictions on the offer and sale of the Securities pursuant to the Underwriting Agreement, Intersyndicate Agreement or otherwise, (vii) any co-managers for such Offering (the "CO-MANAGERS"), (viii) your proposed participation in the Offering, (ix) if applicable, the trustee, fiscal agent or similar agent (the "TRUSTEE") for the indenture, trust agreement, fiscal agency agreement or similar agreement (the "INDENTURE") under which such Securities will be issued and (x) any other principal terms of the Offering.

     The term "MANAGER" means RBC Capital Markets Corporation. The term "UNDERWRITERS" includes the Manager and the Co-Managers. The term "FIRM SECURITIES" means the number or amount of Securities that the several Underwriters are initially committed to purchase under the Underwriting Agreement (which may be expressed as a percentage of an aggregate number or amount of Securities to be purchased by the Underwriters as in the case of a standby Underwriting Agreement). The term "ADDITIONAL SECURITIES" means the Securities, if any, that the several Underwriters have an option to purchase under the Underwriting Agreement to cover over-allotments. The number, amount or percentage of Firm Securities set forth opposite each Underwriter's name in the Underwriting Agreement plus any additional Firm Securities that such Underwriter has become obligated to purchase under the Underwriting Agreement or Article XI hereof is hereinafter referred to as the "ORIGINAL PURCHASE OBLIGATION" of such Underwriter and the ratio which such Original Purchase Obligation bears to the total of all Firm Securities set forth in the Underwriting Agreement (or, in the case of a standby Underwriting Agreement, to 100%) is hereinafter referred to as the "UNDERWRITING PERCENTAGE" of such Underwriter.

     The term "LOCK-UP" means any agreement or arrangement contained in the Underwriting Agreement (or in any agreement described in the Underwriting Agreement) that prohibits or restricts the offer, sale, contract for sale, pledge or other disposition by an Issuer, Seller or other person or entity (each a "RESTRICTED PARTY") of Securities or securities convertible into or exchangeable or exercisable for any Securities (each, a "RESTRICTED SECURITY"), or the entering into by a Restricted Party of any transaction that has the same effect (including any swap, hedge or other arrangement), or the filing of any registration statement with the Securities and Exchange Commission (the "COMMISSION") by or on behalf of any Restricted Party relating to a Restricted Security. The term "LOCK-UP PERIOD" means the period during which any Restricted Party is subject to the terms of a Lock-Up.

     References herein to statutory sections, rules, regulations, forms and interpretive materials shall be deemed to include any successor provisions.

     1.2. ACCEPTANCE OF AAU. You shall have accepted an AAU for an Offering if we receive your acceptance, prior to the time specified in the Invitation Wire for such Offering, by wire, telex, facsimile or electronic data transmission or other written communication (any such manner of communication being deemed "IN WRITING") (or orally, if promptly confirmed In Writing) in the manner specified in the Invitation Wire, of our invitation to participate in the Offering. If we receive your timely acceptance of the invitation to participate, such AAU shall constitute a valid and binding contract between us. Your acceptance of the Invitation Wire shall also constitute acceptance by you of the terms of subsequent Wires to you relating to the Offering unless we receive In Writing, within the time and in the manner specified in such subsequent Wire, a notice from you to the effect that you do not accept the terms of such subsequent Wire, in which case you shall be deemed to have elected not to participate in the Offering.

     1.3. UNDERWRITERS' QUESTIONNAIRE. Your acceptance of the Invitation Wire shall confirm that you have no exceptions to the Underwriters' Questionnaire attached as Exhibit A hereto (or to any other questions addressed to you in any Wires relating to the Offering previously sent to you), other than exceptions noted by you In Writing in connection with the Offering and received from you by us before the time specified in the Invitation Wire or any subsequent Wire.

                                             II.

                           OFFERING MATERIALS; OFFERING AGREEMENTS

     2.1. REGISTERED OFFERINGS. In the case of an Offering that will be registered in whole or in part (a "REGISTERED OFFERING") under the United States Securities Act of 1933, as amended (the "SECURITIES ACT"), you understand that the Issuer has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement including a prospectus relating to the Securities. The term "REGISTRATION STATEMENT" means such registration statement as amended or deemed to be amended to the effective date of the Underwriting Agreement and, in the event that the Issuer files an abbreviated registration statement to register additional Securities pursuant to Rule 462(b) under the Securities Act, such abbreviated registration statement. The term "PROSPECTUS" means the prospectus, together with the final prospectus supplement, if any, relating to the Offering as filed with the Commission pursuant to Rule 424(b) under the Securities Act and, in the case of a Registered Offering that is an International Offering, the term "PROSPECTUS" shall mean, collectively, each prospectus or offering circular, together with each final prospectus supplement or final offering circular supplement, if any, relating to the Offering, in the respective forms first used or made available for use to confirm sales of Securities. The term "PRELIMINARY PROSPECTUS" means any preliminary prospectus relating to the Offering or any preliminary prospectus supplement together with a prospectus relating to the Offering, in each case as included in the Registration Statement or filed with the Commission pursuant to Rule 424(b) under the Securities Act, and, in the case of a Registered Offering that is an International Offering, the term "PRELIMINARY PROSPECTUS" shall mean, collectively, each preliminary prospectus or preliminary offering circular relating to the Offering or each preliminary prospectus supplement or preliminary offering circular supplement, together with a prospectus or offering circular, respectively, relating to the Offering. The term "FREE WRITING PROSPECTUS" means any free writing prospectus as defined in Rule 405 of the Securities Act, the term "ISSUER FREE WRITING PROSPECTUS" means any Free Writing Prospectus that is an issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, and "UNDERWRITER FREE WRITING PROSPECTUS" means any Free Writing Prospectus which has been prepared by or on behalf of or used by an Underwriter in connection with the Offering. As used herein the terms "REGISTRATION STATEMENT", "PROSPECTUS" and "PRELIMINARY PROSPECTUS" shall include in each case the material, if any, incorporated by reference therein. The Manager will furnish to you, or make arrangements for you to obtain, copies of each Prospectus, Preliminary Prospectus and Issuer Free Writing Prospectus (but excluding for this purpose, unless otherwise required pursuant to regulations under the Securities Act, documents incorporated therein by reference) as soon as practicable after sufficient quantities thereof have been made available by the Issuer.

     2.2. NON-REGISTERED OFFERINGS. In the case of an Offering other than a Registered Offering, you understand that no registration statement has been filed with the Commission. The term "OFFERING CIRCULAR" means an offering circular or memorandum, if any, or any other written materials authorized by the Issuer to be used in connection with an Offering that is not a Registered Offering. The term "PRELIMINARY OFFERING CIRCULAR" means any preliminary offering circular or memorandum, if any, or any other written preliminary materials authorized by the Issuer to be used in connection with such an Offering. As used herein, the terms "OFFERING CIRCULAR" and "PRELIMINARY OFFERING CIRCULAR" shall include the material, if any, incorporated by reference therein. We will either, as soon as practicable after the later of the date of the Invitation Wire or the date made available to us by the Issuer, furnish to you (or make available for your review in our office) a copy of any Preliminary Offering Circular or any proof or draft of the Offering Circular. In any event, in any Offering involving an Offering Circular, the Manager will furnish to you, or make arrangements for you to obtain, as soon as practicable after sufficient quantities thereof are made available by the Issuer, copies of the final Offering Circular, as amended or supplemented, if applicable (but excluding for this purpose, documents incorporated therein by reference).

     2.3. AUTHORITY TO EXECUTE UNDERWRITING AND INTER-SYNDICATE AGREEMENTS. You authorize the Manager, on your behalf, (a) to determine the form of the Underwriting Agreement and to execute and deliver to the Issuer, Guarantor or Seller the Underwriting Agreement to purchase (i) up to the amount of Firm Securities set forth in the applicable AAU and (ii) if the Manager elects on behalf of the several Underwriters to exercise any option to purchase Additional Securities, up to the amount of Additional Securities set forth in the applicable AAU, subject, in each case, to reduction pursuant to Article IV, and
(b) to determine the form of any agreement or agreements between or among the syndicates participating in the Offering and International Offering, respectively (each an "INTERSYNDICATE AGREEMENT"), and to execute and deliver any such Intersyndicate Agreement.

                                            III.

                                     MANAGER'S AUTHORITY

     3.1. AUTHORITY TO DETERMINE TERMS OF OFFERING. You authorize the Manager to act as manager of the Offering of the Securities by the Underwriters (the "UNDERWRITERS' SECURITIES") or by the Issuer or Seller pursuant to delayed delivery contracts (the "CONTRACT SECURITIES"), if any, contemplated by the Underwriting Agreement. You authorize the Manager (i) to purchase any or all of the Additional Securities for the accounts of the several Underwriters pursuant to the Underwriting Agreement, (ii) to agree, on your behalf and on behalf of the Co-Managers, to any addition to, change in or waiver of any provision of, or the termination of, the Underwriting Agreement or any Intersyndicate Agreement (other than an increase in the Purchase Price or in your Original Purchase Obligation to purchase Securities, in either case from that contemplated by the applicable AAU), or any Lock-Up; provided that any waiver of any Lock-up, or any extension or adjustment of the date of expiration or termination of any Lock-Up Period, shall be subject to Section 3.9; (iii) to add or remove prospective Underwriters from the syndicate, (iv) to exercise, in the Manager's discretion, all of the authority vested in the Manager in the Underwriting Agreement, (v) in the case of joint book-running managers, to allocate such responsibilities among you as you shall determine pursuant to the applicable AAU and Underwriting Agreement, (vi) to mandate that a final term sheet or other Free Writing Prospectus be delivered in connection with the Offering and (vii) except as described below in this Section 3.1, to take any other action as may seem advisable to the Manager in respect of the Offering (including, without limitation, actions and communications with the Commission, the National Association of Securities Dealers, Inc. (the "NASD"), state blue sky or securities commissions, stock exchanges and other regulatory bodies or organizations). If, in accordance with the terms of the applicable AAU, the Offering of the Securities is at varying prices based on prevailing market prices or prices related to prevailing market prices or at negotiated prices, you authorize the Manager to determine, on your behalf in the Manager's discretion, any Offering Price and the Fees and Commissions applicable to the Offering from time to time. You authorize the Manager on your behalf to arrange for any currency transactions (including forward and hedging currency transactions) as the Manager deems necessary to facilitate settlement of the purchase of the Securities, but you do not authorize the Manager on your behalf to engage in any other forward or hedging transactions in connection with the Offering unless such transactions are specified in an applicable AAU or are otherwise consented to by you. You further authorize the Manager, subject to the provisions of Section 1.2 hereof, (i) to vary the offering terms of the Securities in effect at any time, including, if applicable, the Offering Price and Fees and Commissions set forth in the applicable AAU, (ii) to determine, on your behalf, the Purchase Price and (iii) to increase or decrease the number, amount or percentage of Securities being offered. Notwithstanding the foregoing provisions of this Section 3.1, the Manager shall notify the Underwriters, prior to the signing of the Underwriting Agreement, of any provision in the Underwriting Agreement that could result in an increase in the amount or percentage of Firm Securities set forth opposite each Underwriter's name in the Underwriting Agreement by more than 25% (or such other percentage as shall have been specified in the applicable Invitation Wire or otherwise consented to by you) as a result of the failure or refusal of another Underwriter or Underwriters to perform its or their obligations thereunder.

     3.2. OFFERING DATE. The Offering is to be made as soon after the Underwriting Agreement is entered into by the Issuer, Guarantor or Seller and the Manager as in the Manager's judgment is advisable, on the terms and conditions set forth in the Prospectus or the Offering Circular, as the case may be, and the applicable AAU. You agree not to sell any Securities prior to the time the Manager releases such Securities for sale to purchasers. The date on which such Securities are released for sale is referred to herein as the "OFFERING DATE".

     3.3. ADVERTISING; SUPPLEMENTAL OFFERING MATERIAL. Any public advertisement of the Offering shall be made by the Manager on behalf of the Underwriters on such date as the Manager shall determine. You agree not to advertise the Offering prior to the date of the Manager's advertisement thereof without the Manager's consent. Any advertisement you may make of the Offering after such date will be your own responsibility and at your own expense and risk and shall be made in compliance with applicable law. In addition to your agreement to comply with restrictions on the Offering pursuant to Sections 10.10 and 10.11 hereof, you also agree that you will not, in connection with the offer and sale of the Securities in the Offering, without the consent of the Manager, give to any prospective purchaser of the Securities or other person not in your employ any written communication (as defined in Rule 405 of the Securities Act) (excluding any Preliminary Prospectus, Prospectus, Preliminary Offering Circular or Offering Circular, written confirmations and notices of allocation delivered to your customers in accordance with Rule 172 under the Securities Act and written communications delivered to your customers based on the exemption provided by Rule 134 under the Securities Act) concerning the Offering, the Issuer, the Guarantor or the Seller ("SUPPLEMENTAL OFFERING MATERIALS"), other than any free writing prospectus or computational materials or in any other offering materials prepared with the consent of the Manager for use by the Underwriters in connection with the Offering and, in the case of a Registered Offering, filed with the Commission or the NASD, as applicable, to the extent required by any applicable rules or regulations. You further agree to cease distribution of any computational materials on the Offering Date.

If the Manager permits the use of any Free Writing Prospectus which has been prepared by or on behalf of or used by an Underwriter in connection with the Offering (an "UNDERWRITER FREE WRITING PROSPECTUS"), you agree (except as provided below) not to take any action that would result in you or the Issuer being required to file with the Commission under Rule 433(d) under the Securities Act an Underwriter Free Writing Prospectus that otherwise would not be required to be filed by the Issuer thereunder, but for your action. Without limiting the foregoing, you agree that any Underwriter Free Writing Prospectus that you use or refer to will not be distributed by you or on your behalf in a manner reasonably designed to lead to its broad unrestricted dissemination, and will not include Issuer Information (as defined in Rule 433(h) under the Securities Act) unless the Issuer Information has been included in a Preliminary Prospectus, Prospectus or an Issuer Free Writing Prospectus (as defined in Rule 433(h) under the Securities

Act) that, in either case, has been previously filed with the Commission. You also agree that you shall comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder in connection with your use of any Underwriter Free Writing Prospectus.

     3.4. INSTITUTIONAL AND RETAIL SALES. You authorize the Manager to sell to institutions or retail purchasers such Securities purchased by you pursuant to the Underwriting Agreement as the Manager shall determine. The Selling Concession on any such sales shall be credited to the accounts of the Underwriters as the Manager shall determine.

     3.5. SALES TO DEALERS. You authorize the Manager to sell to Dealers (as defined below) such Securities purchased by you pursuant to the Underwriting Agreement as the Manager shall determine. A "DEALER" shall be a person who is
(a) a broker or dealer (as defined in the By-Laws of the NASD) actually engaged in the investment banking or securities business and (i) a member in good standing of the NASD or (ii) a foreign bank, broker, dealer or other institution not eligible for membership in the NASD that, in the case of either clause
(a)(i) or (a)(ii), makes the representations and agreements applicable to such institutions contained in Section 10.6 hereof or (b) in the case of Offerings of Securities that are exempt securities under Section 3(a)(12) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and such other Securities as from time to time may be sold by a "BANK" (as defined in Section 3(a)(6) of the Exchange Act (a "BANK")), a Bank that is not a member of the NASD and that makes the representations and agreements applicable to such institutions contained in Section 10.6 hereof. If the price for any such sales by the Manager to Dealers exceeds an amount equal to the Offering Price less the Selling Concession set forth in the applicable AAU, the amount of such excess, if any, shall be credited to the accounts of the Underwriters as the Manager shall determine.

     3.6. DIRECT SALES. The Manager will advise you promptly, on the date of the Offering, as to the Securities purchased by you pursuant to the Underwriting Agreement that you shall retain for direct sale. At any time prior to the termination of the applicable AAU, any such Securities that are held by the Manager for sale but not sold, may, on your request and at the Manager's discretion, be released to you for direct sale, and Securities so released to you shall no longer be deemed held for sale by the Manager. You may allow, and Dealers may reallow, a discount on sales to Dealers in an amount not in excess of the Reallowance set forth in the applicable AAU. You may not purchase Securities from, or sell Securities to, any other Underwriter or Dealer at any discount or concession other than the Reallowance, except with the consent of the Manager.

     3.7. RELEASE OF UNSOLD SECURITIES. From time to time prior to the termination of the applicable AAU, on the request of the Manager, you will advise the Manager of the amount of Securities remaining unsold which were retained by or released to you for direct sale and of the amount of Securities and Other Securities (as defined below) purchased for your account remaining unsold which were delivered to you pursuant to Article V hereof or pursuant to any Intersyndicate Agreement, and, on the request of the Manager, you will release to the Manager any such Securities and Other Securities remaining unsold
(i) for sale by the Manager to institutions, Dealers or retail purchasers, (ii) for sale by the Issuer or Seller pursuant to delayed delivery contracts or (iii) if, in the Manager's opinion, such Securities or Other Securities are needed to make delivery against sales made pursuant to Article V hereof or any Intersyndicate Agreement.

     3.8. INTERNATIONAL OFFERINGS. In the case of an International Offering, you authorize the Manager (i) to make representations on your behalf as set forth in any Intersyndicate Agreement and (ii) to purchase or sell for your account pursuant to the Intersyndicate Agreement (a) Securities, (b) any other securities of the same class and series, or any securities into which the Securities may be converted or for which the Securities may be exchanged or exercised and (c) any other securities designated in the applicable AAU or applicable Intersyndicate Agreement (the securities referred to in clauses (b) and (c) above being referred to collectively as the "OTHER SECURITIES").

     3.9 WAIVER OR EXTENSION OF LOCK-UP PERIODS. The Manager will promptly notify each Co-Manager of any waiver of any Lock-Up, or any extension or adjustment of the date of expiration or termination of any Lock-Up Period. Notwithstanding anything to the contrary in the Underwriting Agreement or this Agreement, in the event that the Issuer releases earnings results (or announces that it will release earnings results on a particular date) or material news or a material event relating to the Issuer occurs, the Manager will not waive the Provisions of any Lock-Up if such waiver would permit the sale of any Restricted Security by a Restricted Party during the 18-day period commencing upon the date of such release or the public announcement of such material news or material event; provided that the Manager may waive the provisions of a Lock-Up to the extent such Lock-Up relates to an Issuer that (a) has a class of securities that are actively traded, as defined in Rule 101(c) of Regulation M under the Securities Act, and (b) satisfies the conditions of paragraph (a) of Rule 139 under the Securities Act.

                                             IV.

                                 DELAYED DELIVERY CONTRACTS.

     4.1 ARRANGEMENTS FOR SALES. You agree that arrangements for sales of Contract Securities will be made only through the Manager, acting either directly or through Dealers (including Underwriters acting as Dealers), and you authorize the Manager to act on your behalf in making such arrangements. The aggregate amount of Securities to be purchased by the several Underwriters shall be reduced by the respective amounts of Contract Securities attributed to such Underwriters as hereinafter provided. Subject to the provisions of Section 4.2, the aggregate amount of Contract Securities shall be attributed to the

Underwriters as nearly as practicable in their respective Underwriting Percentages, except that, as determined by the Manager in its discretion (i) Contract Securities directed and allocated by a purchaser to specific Underwriters shall be attributed to such Underwriters and (ii) Contract Securities for which arrangements have been made for sale through Dealers shall be attributed to each Underwriter approximately in the proportion that Securities of such Underwriter held by the Manager for sales to Dealers bear to all Securities so held. The fee with respect to Contract Securities payable to the Manager for the accounts of the Underwriters pursuant to the Underwriting Agreement shall be credited to the accounts of the respective Underwriters in proportion to the Contract Securities attributed to such Underwriters pursuant to the provisions of this Section 4.1, less, in the case of each Underwriter, the concession to Dealers on Contract Securities sold through Dealers and attributed to such Underwriter.

     4.2 EXCESS SALES. If the amount of Contract Securities attributable to an Underwriter pursuant to Section 4.1 would exceed such Underwriter's Original Purchase Obligation reduced by the amount of Underwriters' Securities sold by or on behalf of such Underwriter, such excess shall not be attributed to such Underwriter, and such Underwriter shall be regarded as having acted only as a Dealer with respect to, and shall receive only the concession to Dealers on, such excess.

                                             V.

                PURCHASE AND SALE OF SECURITIES; FACILITATION OF DISTRIBUTION

     5.1. PURCHASE AND SALE OF SECURITIES; FACILITATION OF DISTRIBUTION. In order to facilitate the distribution and sale of the Securities, you authorize the Manager to buy and sell Securities and any Other Securities, in addition to Securities sold pursuant to Article III hereof, in the open market or otherwise (including, without limitation, pursuant to any Intersyndicate Agreement), for long or short account, on such terms as it shall deem advisable, and to over-allot in arranging sales. Such purchases and sales and over-allotments shall be made for the accounts of the several Underwriters as nearly as practicable in their respective Underwriting Percentages or, in the case of an International Offering, such purchases and sales shall be for such accounts as set forth in the applicable Intersyndicate Agreement. Any securities which may have been purchased by the Manager for stabilizing purposes in connection with the Offering prior to the execution of the applicable AAU shall be treated as having been purchased pursuant to this Section 5.1 for the accounts of the several Underwriters or, in the case of an International Offering, for such accounts as are set forth in the applicable Intersyndicate Agreement. Your net commitment pursuant to the foregoing authorization shall not exceed at the close of business on any day an amount equal to 20% of your Underwriting Percentage of the aggregate initial Offering Price of the Firm Securities, it being understood that, in calculating such net commitment, the initial Offering Price shall be used with respect to the Securities so purchased or sold and, in the case of all Other Securities, shall be the purchase price thereof. Your net commitment for short account (I.E., "naked short") shall be calculated by assuming that all

Securities that may be purchased upon exercise of any over-allotment option then exercisable are acquired (whether or not actually acquired) and, in the case of an International Offering, after giving effect to the purchase of any Securities or Other Securities that the Manager has agreed to purchase for your account pursuant to any applicable Intersyndicate Agreement. On demand you will take up and pay for any Securities or Other Securities so purchased for your account and any Securities released to you pursuant to Section 3.7 hereof and will deliver to the Manager against payment any Securities or Other Securities so sold or over-allotted for your account or released to you. The Manager agrees to notify you if it engages in any stabilization transaction requiring reports to be filed pursuant to Rule 17a-2 under the Exchange Act and to notify you of the date of termination of stabilization. You agree not to stabilize or engage in any syndicate covering transaction (as defined in Rule 100 of Regulation M under the Exchange Act) in connection with the Offering without the prior consent of the Manager. You further agree to provide to RBC any reports required of you pursuant to Rule 17a-2 not later than the date specified therein and you authorize RBC to file on your behalf with the Commission any reports required by such Rule.

     If the limitations of Rule 101 of Regulation M ("RULE 101") do not apply to you with respect to the Securities, Other Securities or other reference securities (as defined in Rule 100 of Regulation M) because they satisfy the exception for actively-traded securities in subsection (c)(1) of Rule 101 or the exception for Rule 144A securities in subsection (b)(10) of Rule 101, you agree that promptly upon notice from the Manager (or, if later, at the time stated in the notice) you will comply with Rule 101 as though such exception were not available but the other provisions of Rule 101 (as interpreted by the Commission and after giving effect to any applicable exemptions) did apply. If the securities in question are NASDAQ securities (as defined in Rule 100 of Regulation M) you may engage in passive market making in accordance with Rule 103 of Regulation M (except that the daily net purchase volume limitation will not apply and the maximum displayed bid size shall be 5,000 shares excluding transactions effected in the SOES system) unless the notice from the Manager also states that passive market making is not permitted.

     5.2. PENALTY WITH RESPECT TO SECURITIES REPURCHASED BY THE MANAGER. If pursuant to the provisions of Section 5.1 and prior to the termination of the Manager's authority to cover any short position incurred under the applicable AAU or such other date as the Manager shall specify in a Wire, either (A) the Manager purchases or contracts to purchase for the account of any Underwriter in the open market or otherwise any Securities which were retained by, or released to, you for direct sale or any Securities sold pursuant to Section 3.4 for which you received a portion of the Selling Concession set forth in the applicable AAU, or any Securities which may have been issued on transfer or in exchange for such Securities, and which Securities were therefore not effectively placed for investment or (B) if the Manager has advised you by Wire that trading in the Securities will be reported to the Manager pursuant to the "INITIAL PUBLIC OFFERING TRACKING SYSTEM" of The Depository Trust Issuer ("DTC") and the Manager determines, based on notices from DTC, that your customers sold an amount of Securities during any day that exceeds the amount previously notified to you by Wire, then you authorize the Manager either to charge your account with an amount equal to such portion of the Selling Concession set forth in the applicable AAU received by you with respect to such Securities or, in the case of clause (B), such Securities as exceed the amount specified in such Wire or to require you to repurchase such Securities or, in the case of clause (B), such Securities as exceed the amount specified in such Wire, at a price equal to the total cost of such purchase, including transfer taxes, accrued interest, dividends and commissions, if any.

     5.3. COMPLIANCE WITH REGULATION M. You represent that, at all times since you were invited to participate in the Offering, you have complied with the provisions of Regulation M under the Exchange Act applicable to such Offering, in each case as interpreted by the Commission and after giving effect to any applicable exemptions. If you have been notified in a Wire that the Underwriters may conduct passive market making in compliance with Rule 103 of Regulation M under the Exchange Act in connection with the Offering, you represent that, at all times since your receipt of such Wire, you have complied with the provisions of such Rule applicable to such Offering, as interpreted by the Commission and after giving effect to any applicable exemptions.

     5.4. STANDBY UNDERWRITINGS. You authorize the Manager in its discretion, at any time on, or from time to time prior to, the expiration of the conversion right of convertible securities identified in the applicable AAU in the case of securities called for redemption, or the expiration of rights to acquire securities in the case of rights offerings, for which, in either case, standby underwriting arrangements have been made: (i) to purchase convertible securities or rights to acquire Securities for your account, in the open market or otherwise, on such terms as the Manager determines and to convert convertible securities or exercise rights so purchased; and (ii) to offer and sell the underlying common stock or depositary shares for your account, in the open market or otherwise, for long or short account (for purposes of such commitment, such common stock or depositary shares being considered the equivalent of convertible securities or rights), on such terms consistent with the terms of the Offering set forth in the Prospectus or Offering Circular as the Manager determines. On demand you will take up and pay for any securities so purchased for your account or you will deliver to the Manager against payment any securities so sold, as the case may be. During such period you may offer and sell the underlying common stock or depositary shares, but only at prices set by the Manager from time to time, and any such sales shall be subject to the Manager's right to sell to you the underlying common stock or depositary shares as above provided and to the Manager's right to reserve your securities purchased, received or to be received upon conversion. You agree not to bid for, purchase, attempt to induce others to purchase, or sell, directly or indirectly, any convertible securities or rights or underlying common stock or depositary shares, provided, however, that no Underwriter shall be prohibited from (i) selling underlying common stock owned beneficially by such Underwriter on the day the convertible securities were first called for redemption, (ii) converting convertible securities owned beneficially by such Underwriter on such date or selling underlying common stock issued upon conversion of convertible securities so owned, (iii) exercising rights owned beneficially by such Underwriter on the record date for a rights offering or selling the underlying common stock or depositary shares issued upon exercise of rights so owned or (iv) purchasing or selling convertible securities or rights or underlying common stock or depositary shares as a broker pursuant to unsolicited orders.

                                             VI.

                                   PAYMENT AND SETTLEMENT

     6.1. PAYMENT AND SETTLEMENT. You will deliver to the Manager on the date and at the place and time specified in the applicable AAU (or on such later date and at such place and time as may be specified by the Manager in a subsequent
Wire) the funds specified in the applicable AAU, payable to the order of RBC Capital Markets Corporation, for (i) an amount equal to the Offering Price plus (if not included in the Offering Price) accrued interest, amortization of original issue discount or dividends, if any, specified in the Prospectus or Offering Circular, less the applicable Selling Concession in respect of the Firm Securities to be purchased by you, (ii) an amount equal to the Offering Price plus (if not included in the Offering Price) accrued interest, amortization of original issue discount or dividends, if any, specified in the Prospectus or Offering Circular, less the applicable Selling Concession in respect of such of the Firm Securities to be purchased by you as shall have been retained by or released to you for direct sale as contemplated by Section 3.6 hereof or (iii) the amount set forth or indicated in the applicable AAU, as the Manager shall advise. You will make similar payment as the Manager may direct for Additional Securities, if any, to be purchased by you on the date specified by the Manager for such payment. The Manager will make payment to the Issuer or Seller against delivery to the Manager for your account of the Securities to be purchased by you, and the Manager will deliver to you the Securities paid for by you which shall have been retained by or released to you for direct sale. If the Manager determines that transactions in the Securities are to be settled through the facilities of DTC or other clearinghouse facility, payment for and delivery of Securities purchased by you shall be made through such facilities, if you are a member, or, if you are not a member, settlement shall be made through your ordinary correspondent who is a member.


                                            VII.

                                          EXPENSES

     7.1. MANAGEMENT FEE. You authorize the Manager to charge your account as compensation for the Manager's and Co-Managers' services in connection with the Offering, including the purchase from the Issuer or Seller of the Securities, as the case may be, and the management of the Offering, the amount, if any, set forth as the management fee, global coordinators fee, praecipium or other similar fee in the applicable AAU. Such amount shall be divided among the Manager and any Co-Managers named in the applicable AAU as they may determine.

     7.2. GENERAL EXPENSES. You authorize the Manager to charge your account with your Underwriting Percentage of all expenses of a general nature incurred by the Manager and Co-Managers under the applicable AAU in connection with the Offering, including the negotiation and preparation thereof, or in connection with the purchase, carrying, marketing and sale of any securities under the applicable AAU and any Intersyndicate Agreement, including, without limitation, legal fees and expenses, transfer taxes, costs associated with approval of the Offering by the NASD and the costs of currency transactions (including forward and hedging currency transactions) entered into to facilitate settlement of the purchase of Securities permitted hereunder.


                                            VIII.

                             MANAGEMENT OF SECURITIES AND FUNDS

     8.1. ADVANCES; LOANS; PLEDGES. You authorize the Manager to advance the Manager's own funds for your account, charging current interest rates, or to arrange loans for your account for the purpose of carrying out the provisions of the applicable AAU and any Intersyndicate Agreement and in connection therewith, to hold or pledge as security therefor all or any securities which the Manager may be holding for your account under the applicable AAU and any Intersyndicate Agreement, to execute and deliver any notes or other instruments evidencing such advances or loans and to give all instructions to the lenders with respect to any such loans and the proceeds thereof. The obligations of the Underwriters under loans arranged on their behalf shall be several in proportion to their respective Original Purchase Obligations and not joint. Any lender is authorized to accept the Manager's instructions as to the disposition of the proceeds of any such loans. In the event of any such advance or loan, repayment thereof shall, in the discretion of the Manager, be effected prior to making any remittance or delivery pursuant to Section 8.2, 8.3 or 9.2 hereof.

     8.2. RETURN OF AMOUNT PAID FOR SECURITIES. Out of payment received by the Manager for Securities sold for your account which have been paid for by you, the Manager will remit to you promptly an amount equal to the price paid by you for such Securities.

     8.3. DELIVERY AND REDELIVERY OF SECURITIES FOR CARRYING PURPOSES. The Manager may deliver to you from time to time prior to the termination of the applicable AAU pursuant to Section 9.1 hereof against payment, for carrying purposes only, any Securities or Other Securities purchased by you under the applicable AAU or any Intersyndicate Agreement which the Manager is holding for sale for your account but which are not sold and paid for. You will redeliver to the Manager against payment any Securities or Other Securities delivered to you for carrying purposes at such times as the Manager may demand.

                                             IX.

                                TERMINATION; INDEMNIFICATION

     9.1. TERMINATION. Each AAU shall terminate at the close of business on the later of the date on which the Underwriters pay the Issuer or Seller for the Securities and 45 full days after the applicable Offering Date, unless sooner terminated by the Manager. The Manager may at its discretion by notice to you prior to the termination of such AAU alter any of the terms or conditions of the Offering to the extent permitted by Article III or IV hereof, or terminate or suspend the effectiveness of Article V hereof, or any part thereof. No termination or suspension pursuant to this paragraph shall affect the Manager's authority under Section 3.1 hereof to take actions in respect of the Offering or under Article V hereof to cover any short position incurred under such AAU or in connection with covering any such short position to require you to repurchase Securities as specified in Section 5.2 hereof.

     9.2. DELIVERY OR SALE OF SECURITIES; SETTLEMENT OF ACCOUNTS. Upon termination of each AAU or prior thereto at the Manager's discretion, the Manager shall deliver to you any Securities paid for by you pursuant to Section
6.1 hereof and held by the Manager for sale pursuant to Section 3.4 or 3.5 hereof but not sold and paid for and any Securities or Other Securities that are held by the Manager for your account pursuant to the provisions of Article V hereof or any Intersyndicate Agreement. Notwithstanding the foregoing, at the termination of such AAU, if the aggregate initial Offering Price of any such Securities and the aggregate purchase price of any Other Securities so held and not sold and paid for does not exceed an amount equal to 20% of the aggregate initial Offering Price of the Securities, the Manager may, in its discretion, sell such Securities and Other Securities for the accounts of the several Underwriters, at such prices, on such terms, at such times and in such manner as it may determine. Within the period specified by applicable NASD Rules or, if no period is so specified, as soon as practicable after termination of such AAU, your account shall be settled and paid. The Manager may reserve from distribution such amount as the Manager deems advisable to cover possible additional expenses. The determination by the Manager of the amount so to be paid to or by you shall be final and conclusive. Any of your funds in the Manager's hands may be held with the Manager's general funds without accountability for interest.

     Notwithstanding any provision of this Master AAU other than Section 10.12, upon termination of each AAU or prior thereto at the Manager's discretion, the Manager (i) may allocate to the accounts of the Underwriters the expenses described in Section 7.2 hereof and any losses incurred upon the sale of Securities or Other Securities pursuant to the applicable AAU or any Intersyndicate Agreement (including any losses incurred upon the sale of securities referred to in Section 5.4(ii) hereof), (ii) may deliver to the Underwriters any unsold Securities or Other Securities purchased pursuant to
Section 5.1 hereof or any Intersyndicate Agreement and (iii) may deliver to the Underwriters any unsold Securities purchased pursuant to the applicable Underwriting

Agreement, in each case in the Manager's discretion. The only limitations on such discretion shall be as follows: (a) no Underwriter that is not the Manager or a Co-Manager shall bear more than its share of such expenses, losses or Securities (such share shall not exceed such Underwriter's Underwriting Percentage and shall be determined pro rata among all such Underwriters based on their Underwriting Percentages), (b) no such Underwriter shall receive Securities that, together with any Securities purchased by such Underwriter pursuant to Section 6.1 (but excluding any Securities that such Underwriter is required to repurchase pursuant to Section 5.2) exceed such Underwriter's Original Purchase Obligation and (c) no Co-Manager shall bear more than its share of such expenses, losses or Securities (such share to be determined pro rata among the Manager and all Co-Managers based on their Underwriting Percentages). If any Securities or Other Securities returned to you pursuant to clause (ii) or (iii) above were not paid for by you pursuant to
Section 6.1 hereof, you shall pay to the Manager an amount per security equal to the amount set forth in Section 6.1(i), in the case of Securities returned to you pursuant to clause (iii) above, or the purchase price of such securities, in the case of Securities or Other Securities returned to you pursuant to clause
(ii) above.

     9.3. POST SETTLEMENT EXPENSES. Notwithstanding any settlement on the termination of the applicable AAU, you agree to pay any transfer taxes which may be assessed and paid after such settlement on account of any sales or transfers under such AAU or any Intersyndicate Agreement for your account and your Underwriting Percentage of (i) all expenses incurred by the Manager in investigating, preparing to defend or defending against any action, claim or proceeding which is asserted or instituted by any party (including any governmental or regulatory body) relating to (a) the Registration Statement, any Preliminary Prospectus or Prospectus (or any amendment or supplement thereto), any Preliminary Offering Circular or Offering Circular (or any amendment or supplement thereto) or Supplemental Offering Materials, (b) the violation of any applicable restrictions on the offer, sale, resale or purchase of Securities or Other Securities imposed by United States Federal or state laws or foreign laws and the rules and regulations of any regulatory body promulgated thereunder or pursuant to the terms of such AAU, the Underwriting Agreement or any Intersyndicate Agreement or (c) any claim that the Underwriters constitute a partnership, an association or an unincorporated business or other separate entity and (ii) any liability, including attorneys' fees, incurred by the Manager in respect of any such action, claim or proceeding, whether such liability shall be the result of a judgment or arbitrator's determination or as a result of any settlement agreed to by the Manager, other than any such expense or liability as to which the Manager actually receives indemnity pursuant to
Section 9.4, contribution pursuant to Section 9.5, indemnity or contribution pursuant to the Underwriting Agreement or damages from an Underwriter for breach of its representations, warranties, agreements, or covenants contained in the applicable AAU; PROVIDED, HOWEVER, that in respect of any expense or liability related to, arising out of, or in connection with your use of any Free Writing Prospectus or Underwriter Free Writing Prospectus in violation of Section 3.3 hereof and any sale of Securities you make by means of such Free Writing Prospectus or Underwriter Free Writing Prospectus, for purposes of this Section
9.3 only, your Underwriting Percentage shall be 100%. None of the foregoing provisions of this Section 9.3 shall relieve any defaulting or breaching Underwriter from liability for its defaults or breach.


     9.4. INDEMNIFICATION. You agree to indemnify and hold harmless each other Underwriter and each person, if any, who controls any such Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, to the extent and upon the terms which you agree to indemnify and hold harmless any of the Issuer, the Guarantor, the Seller, any person controlling the Issuer, the Guarantor, the Seller, its directors and, in the case of a Registered Offering, its officers who signed the Registration Statement and, in the case of an Offering other than a Registered Offering, its officers, in each case as set forth in the Underwriting Agreement, and to reimburse each other Underwriter for all expenses, including fees and expenses of counsel as they are incurred, in connection with investigating, preparing for, or defending any action, claim or proceeding related to, arising out of, or in connection therewith.

You further agree to indemnify and hold harmless any investment banking firm identified in a Wire as the qualified independent underwriter as defined in Rule 2720 to the NASD's Conduct Rules ("QIU") for an Offering and each person, if any, who controls such QIU within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities related to, arising out of or in connection with such investment banking firm's activities as QIU for the Offering. You agree with the other Underwriters to reimburse such QIU for all expenses, including fees and expenses of counsel as they are incurred, in connection with investigating, preparing for, or defending any action, claim or proceeding related to, arising out of, or in connection with such QIU's activities as a QIU for the Offering. Each Underwriter shall be responsible for its Underwriting Percentage of any amount due to such QIU on account of the foregoing indemnity. You agree that such QIU shall have no additional liability to any Underwriter or otherwise as a result of its serving as QIU in connection with the Offering. You further agree that to the extent the indemnification provided to a QIU under this Section 9.4 is unavailable to such QIU or insufficient in respect of any losses, claims, damages or liabilities (and expenses relating thereto), whether as a matter of law or public policy or as a result of the default of any Underwriter in performing its obligations under this Section 9.4, you and each other Underwriter shall contribute to the amount paid or payable by such QIU as a result of such losses, claims, damages or liabilities (and expenses relating thereto) in proportion to your Underwriting Percentage.

Any Underwriter that uses Supplemental Offering Material in connection with the Offering without the consent of the Manager or that otherwise breaches Section
3.3 further agrees to indemnify and hold harmless each other Underwriter, its respective directors, officers and employees, each affiliate of such Underwriter and each person, if any, who controls any such Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages or liabilities related to, arising out of or in connection with such breach of Section 3.3, including any rescission right of any purchaser of the Securities, and to reimburse each other Underwriter for all expenses, including fees and expenses of counsel as they are incurred, in connection with investigating, preparing for, or defending any action, claim or proceeding related to, arising out of, or in connection with any such breach of Section 3.3.

     9.5. CONTRIBUTION. Notwithstanding any settlement on the termination of the applicable AAU, you agree to pay upon request of the Manager, as contribution, your Underwriting Percentage of any losses, claims, damages or liabilities, joint or several, paid or incurred by any Underwriter to any person other than an Underwriter, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus or Prospectus (or any amendment or supplement thereto), any Preliminary Offering Circular or Offering Circular (or any amendment or supplement thereto) or Supplemental Offering Materials or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (other than an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information furnished to the Issuer in writing by the Underwriter on whose behalf the request for contribution is being made expressly for use therein) and your Underwriting Percentage of any legal or other expenses reasonably incurred by the Underwriter (with the approval of the Manager) on whose behalf the request for contribution is being made in connection with investigating or defending any such loss, claim, damage or liability or any action in respect thereof; PROVIDED that no request shall be made on behalf of any Underwriter guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) from any Underwriter who was not guilty of such fraudulent misrepresentation. None of the foregoing provisions of this Section 9.5 shall relieve any defaulting or breaching Underwriter from liability for its defaults or breach.

     9.6. SEPARATE COUNSEL. If any claim is asserted or action or proceeding commenced pursuant to which the provisions of Sections 9.3, 9.4 and/or 9.5 may apply, the Manager may take such action in connection therewith as it deems necessary or desirable, including retention of counsel for the Underwriters, and in its discretion separate counsel for any particular Underwriter or group of Underwriters, and the fees and disbursements of any counsel so retained shall be allocated among the several Underwriters as determined by the Manager. Any Underwriter may elect to retain at its own expense its own counsel and, on advice of such counsel but only with the consent of the Manager, may settle or consent to the settlement of any such claim, action or proceeding. The Manager may settle or consent to the settlement of any such claim, action or proceeding. Whenever the Manager receives notice of the assertion of any claim, action or proceeding to which the provisions of Section 9.4 would apply, it will give prompt notice thereof to each Underwriter, and whenever you receive notice of the assertion of any claim or commencement of any action or proceeding to which the provisions of Section 9.4 would apply, you will give prompt notice thereof to the Manager. The Manager also will furnish each Underwriter with periodic reports, at such times as it deems appropriate, as to the status of such claim, action or proceeding, and the action taken by it in connection therewith.

     9.7. SURVIVAL OF AGREEMENTS. Regardless of any termination of an AAU, your agreements contained in Article V and Sections 3.1, 9.3, 9.4, 9.5, 9.6, 10.7,
11.2 and 12.4 shall remain operative and in full force and effect regardless of
(i) any termination of the Underwriting Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Issuer, the Guarantor, the Seller, its directors or officers or any person controlling the Issuer, the Guarantor or the Seller and
(iii) acceptance of any payment for any Securities.

                                             X.

                        REPRESENTATIONS AND COVENANTS OF UNDERWRITERS

     10.1. KNOWLEDGE OF OFFERING. You understand that it is your responsibility to examine the Registration Statement, the Prospectus or the Offering Circular, as the case may be, any amendment or supplement thereto relating to the Offering, any Preliminary Prospectus or Preliminary Offering Circular and the material, if any, incorporated by reference therein, any Free Writing Prospectus and any Supplemental Offering Materials and you will familiarize yourself with the terms of the Securities, any applicable Indenture and the other terms of the Offering thereof which are to be reflected in the Prospectus or the Offering Circular, as the case may be, and the applicable AAU and Underwriting Agreement. The Manager is authorized, with the advice of counsel for the Underwriters, to approve on your behalf any amendments or supplements to the Registration Statement and the Preliminary Prospectus, the Preliminary Offering Circular, the Prospectus or the Offering Circular, as the case may be, and any Free Writing Prospectus.

     10.2. DISTRIBUTION OF MATERIALS. You will keep an accurate record of the names and addresses of all persons to whom you give copies of the Registration Statement, the Prospectus, any Preliminary Prospectus (or any amendment or supplement thereto), any Offering Circular, any Preliminary Offering Circular, any Supplemental Offering Materials, and, when furnished with any subsequent amendment to the Registration Statement, any subsequent Prospectus, any subsequent Supplemental Offering Materials, any subsequent Offering Circular or any memorandum outlining changes in the Registration Statement or any Prospectus or Offering Circular, or Supplemental Offering Materials you will, upon request of the Manager, promptly forward copies thereof to such persons.

     10.3. ACCURACY OF UNDERWRITERS' INFORMATION. You confirm that the information that you have given or are deemed to have given in response to the Underwriters' Questionnaire attached as Exhibit A hereto (and to any other questions addressed to you in the Invitation Wire or other Wires), which information has been furnished to the Issuer for use in the Registration Statement and the Prospectus or the Offering Circular, as the case may be, or has otherwise been relied upon in connection with the Offering, is complete and accurate. You will notify the Manager immediately of any development before the termination of the applicable AAU which makes untrue or incomplete any information that you have given or are deemed to have given in response to the Underwriters' Questionnaire (or such other questions).

     10.4. NAME; ADDRESS. Unless you have promptly notified the Manager in writing otherwise, your name as it should appear in the Prospectus or the Offering Circular and any advertisement, if different, and your address are as set forth on the signature pages hereof.

     10.5. CAPITAL REQUIREMENTS. You represent that your commitment to purchase the Securities will not result in a violation of the financial responsibility requirements of Rule 15c3-1 under the Exchange Act or of any similar provision of any applicable rules of any securities exchange to which you are subject or, if you are a financial institution subject to regulation by the Board of Governors of the United States Federal Reserve System, the United States Comptroller of the Currency or the United States Federal Deposit Insurance Corporation, will not place you in violation of any applicable capital requirements or restrictions of such regulator or any other regulator to which you are subject.

     10.6. COMPLIANCE WITH NASD REQUIREMENTS. You represent that you are a member in good standing of the NASD, a Bank that is not a member of the NASD or a foreign bank or dealer not eligible for membership in the NASD. In making sales of Securities, if you are such a member, you agree to comply with all applicable rules of the NASD, including, without limitation, Rule 2790 and Rule 2740 of the NASD's Conduct Rules, or, if you are such a foreign bank or dealer, you agree to comply, as applicable, with Rules 2790, 2730, 2740 and 2750 of the NASD's Conduct Rules as though you were such a member and Rule 2420 of the NASD's Conduct Rules as it applies to a nonmember broker or dealer in a foreign country. If you are a Bank, you agree, to the extent required by applicable law or the Conduct Rules of the NASD, that you will not, in connection with the public offering of any Securities that do not constitute "exempted securities" within the meaning of Section 3(a)(12) of the Exchange Act or such other Securities as from time to time may be sold by a Bank, purchase any Securities at a discount from the Offering Price from any Underwriter or dealer or otherwise accept any Fees and Commissions from any Underwriter or Dealer, and you agree to comply, as applicable, with Rule 2420 of the NASD's Conduct Rules as though you were a member.

     10.7 COMPLIANCE WITH RESEARCH BLACK-OUT RULES. You agree to comply, to the extent applicable to a particular Offering, with Rule 472 of the New York Stock Exchange, Inc. and Rule 2711 of the NASD's Conduct Rules, including in connection with any waiver, adjustment, expiration or termination of any Lock-Up Period relating to such Offering.

     10.8. FURTHER STATE NOTICE. The Manager will file a further State Notice with the Department of State of New York, if required.

     10.9. COMPLIANCE WITH RULE 15C2-8. In the case of a Registered Offering and any other Offering to which the provisions of Rule 15c2-8 under the Exchange Act are made applicable pursuant to the AAU or otherwise, you agree to comply with such Rule in connection with the Offering. In the case of an Offering other than a Registered Offering, you agree to comply with applicable Federal and state laws and the applicable rules and regulations of any regulatory body promulgated thereunder governing the use and distribution of offering circulars by underwriters.

     10.10. DISCRETIONARY ACCOUNTS. In the case of a Registered Offering of Securities issued by an Issuer that was not, immediately prior to the filing of the Registration Statement, subject to the requirements of Section 13(d) or 15(d) of the Exchange Act, you agree that you will not make sales to any account over which you exercise discretionary authority in connection with such sale except as otherwise permitted by the applicable AAU for such Offering.

     10.11. OFFERING RESTRICTIONS. If you are a foreign bank or dealer and you are not registered as a broker-dealer under Section 15 of the Exchange Act, you agree that while you are acting as an Underwriter in respect of the Securities and in any event during the term of the applicable AAU, you will not directly or indirectly effect in, or with persons who are nationals or residents of, the United States, its territories or possessions any transactions (except for the purchases provided for in the Underwriting Agreement and transactions contemplated by Articles III and V hereof) in Securities or any Other Securities.

     It is understood that, except as specified in the applicable AAU, no action has been taken by the Manager, the Issuer, the Guarantor or the Seller to permit you to offer Securities in any jurisdiction other than the United States, in the case of a Registered Offering, where action would be required for such purpose.

     If the Offering is made in whole or in part in reliance on Rule 144A or another exemption from registration under the Securities Act, you agree not to engage in any general solicitation or advertising in connection with the Offering or otherwise take any action that would cause the Offering to fail to qualify for such exemption, and you agree to abide by any other restrictions in the AAU or Underwriting Agreement in connection therewith relating to any advertising or publicity.

     10.12. REPRESENTATIONS, WARRANTIES AND AGREEMENTS. You agree to make to each other Underwriter participating in an Offering the same representations, warranties and agreements, if any, made by the Underwriters to the Issuer, the Guarantor or the Seller in the applicable Underwriting Agreement or any Intersyndicate Agreement and you authorize the Manager to make such representations, warranties and agreements to the Issuer, the Guarantor or the Seller on your behalf.

     10.13. LIMITATION ON THE AUTHORITY OF THE MANAGER TO PURCHASE AND SELL SECURITIES FOR THE ACCOUNT OF CERTAIN UNDERWRITERS. Notwithstanding any provision of this AAU authorizing the Manager to purchase or sell any Securities or Other Securities (including arranging for the sale of Contract Securities) or over-allot in arranging sales of Securities for the accounts of the several Underwriters, the Manager may not, in connection with the

Offering of any Securities, make any such purchases, sales and/or over-allotments for the account of any Underwriter that, not later than its acceptance of the Invitation Wire relating to such Offering, has advised the Manager that, due to its status as, or relationship to, a bank or bank holding company such purchases, sales and/or over-allotments are prohibited by applicable law. If any Underwriter so advises the Manager, the Manager may allocate any such purchases, sales and over-allotments (and the related expenses) which otherwise would have been allocated to your account based on your respective Underwriting Percentage to your account based on the ratio of your Original Purchase Obligation to the Original Purchase Obligations of all Underwriters other than the advising Underwriter or Underwriters or in such other manner as the Manager shall determine.

     10.14. ELECTRONIC DISTRIBUTION. You agree that you shall not (i) make available on your website or distribute, through the internet or otherwise by electronic means, the Prospectus or Offering Circular, (ii) accept any indication of interest or confirm or settle any sale of Securities in any Offering to or through online brokerage accounts or otherwise through your website or the internet or (iii) otherwise engage in any distribution of Securities in any Offering through the internet or by electronic means, except in each case with the consent of the Manager. You represent and warrant and agree that any activity of the kind described in (i), (ii) and (iii) above that you undertake in connection with any Offering shall be in accordance with the procedures that the Commission has confirmed in writing that it has no objection, and shall in any event be your own responsibility and at your own expense and risk. You shall upon request deliver to the Manager a copy of any such approval or confirmation from the Commission.

                                             XI.

                                   DEFAULTING UNDERWRITERS

     11.1. EFFECT OF TERMINATION. If the Underwriting Agreement is terminated as permitted by the terms thereof, your obligations hereunder with respect to the Offering of the Securities shall immediately terminate except (i) as set forth in Section 9.7, (ii) that you shall remain liable for your Underwriting Percentage (or such other percentage as may be specified pursuant to Section 9.2 or 11.2) of all expenses and for any purchases or sales which may have been made for your account pursuant to the provisions of Article V hereof or any Intersyndicate Agreement and (iii) that such termination shall not affect any obligations of any defaulting or breaching Underwriter.

     11.2. SHARING OF LIABILITY. If any Underwriter shall default in its obligations (i) pursuant to Section 5.1, 5.2 or 5.4, (ii) to pay amounts charged to its account pursuant to Section 7.1, 7.2 or 8.1 or (iii) pursuant to Section 9.2, 9.3, 9.4, 9.5, 9.6 or 11.1, you will assume your proportionate share (determined on the basis of the respective Underwriting Percentages of the non-defaulting Underwriters) of such obligations, but no such assumption shall relieve any defaulting Underwriter from liability to the non-defaulting Underwriters, the Issuer, the Guarantor or the Seller for its default.

     11.3. ARRANGEMENTS FOR PURCHASES. The Manager is authorized to arrange for the purchase by others (including the Manager or any other Underwriter) of any Securities not purchased by any defaulting Underwriter in accordance with the terms of the applicable Underwriting Agreement or, if the applicable Underwriting Agreement does not provide arrangements for defaulting Underwriters, in the discretion of the Manager. If such arrangements are made, the respective amounts of Securities to be purchased by the remaining Underwriters and such other person or persons, if any, shall be taken as the basis for all rights and obligations hereunder, but this shall not relieve any defaulting Underwriter from liability for its default.

                                            XII.

                                        MISCELLANEOUS

     12.1. OBLIGATIONS SEVERAL. Nothing contained in this RBC Master AAU or any AAU constitutes you partners with the Manager or with the other Underwriters and the obligations of you and each of the other Underwriters are several and not joint. Each Underwriter elects to be excluded from the application of Subchapter K, Chapter 1, Subtitle A, of the United States Internal Revenue Code of 1986, as amended. Each Underwriter authorizes the Manager, on behalf of such Underwriter, to execute such evidence of such election as may be required by the United States Internal Revenue Service.

     12.2. LIABILITY OF MANAGER. The Manager shall be under no liability to you for any act or omission except for obligations expressly assumed by the Manager in the applicable AAU.

     12.3. TERMINATION OF MASTER AGREEMENT AMONG UNDERWRITERS. This RBC Master AAU may be terminated by either party hereto upon five business days' written notice to the other party; PROVIDED that with respect to any Offering for which an AAU was sent prior to such notice, this RBC Master AAU as it applies to such Offering shall remain in full force and effect and shall terminate with respect to such Offering in accordance with Section 9.1 hereof.

     12.4. GOVERNING LAW. This RBC Master AAU and each AAU shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State. You hereby irrevocably (a) submit to the jurisdiction of any court of the state of New York located in the City of New York or the United States District Court for the Southern district of the State of New York for the purpose of any suit, action, or other proceeding arising out of this Master AAU, or any of the agreements or transactions contemplated hereby (each, a "PROCEEDING"), (b) agree that all claims in respect of any Proceeding may be heard and determined in any such court, (c) waive to the fullest extent permitted by law, any immunity from jurisdiction of any such court or from any legal process therein, (d) agree not to commence any Proceeding other than in such courts, and (e) waive, to the fullest extent permitted by law, any claim that such Proceeding is brought in an inconvenient forum.

     12.5. AMENDMENTS. This RBC Master AAU may be amended from time to time by consent of the parties hereto. Your consent shall be deemed to have been given to an amendment to this RBC Master AAU, and such amendment shall be effective, five business days following written notice to you of such amendment if you do not notify RBC in writing prior to the close of business on such fifth business day that you do not consent to such amendment. Upon effectiveness, the provisions of this RBC Master AAU as so amended shall apply to each AAU thereafter entered into except as otherwise specifically provided in any such AAU.

     12.6. NOTICES. Any notice to any Underwriter shall be deemed to have been duly given if mailed, sent by wire, telex, facsimile or electronic transmission or other written communication or delivered in person to such Underwriter at the address set forth in its Underwriters' Questionnaire. Any such notice shall take effect upon receipt thereof.

Please confirm your acceptance of this RBC Master AAU by signing and returning to us the enclosed duplicate copy hereof.

                                            Very truly yours,

                                            RBC CAPITAL MARKETS CORPORATION

                                            By____________________________
                                                 Joe Morea
                                                 Managing Director

Confirmed and accepted
as of _________, 2006


         (Name of Underwriter)


                  (Address)

By____________________________
Name:
Title:

(If person signing is not an officer
or a partner, please attach instrument
of authorization)

                                                                     EXHIBIT A

                                 UNDERWRITERS' QUESTIONNAIRE


     In connection with each Offering covered by the RBC Capital Markets Corporations Master Agreement Among Underwriters dated December 1, 2005, we confirm that except as set forth in a timely reply by us to the Invitation Wire:

1. Neither we nor any of our directors, officers or partners have a material relationship (as "material" is defined in Regulation C under the Securities Act of Securities Act, as amended (the "SECURITIES ACT") with the Issuer, the Guarantor or any Seller.

2. (If the offer and sale of the Securities are to be registered under the Securities Act pursuant to a Registration Statement on Form S-1:) Neither we nor any "group" (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934 ("EXCHANGE ACT")) of which we are a member is the beneficial owner (determined in accordance with Rule 13d-3 under the Exchange Act) of more than 5% of any class of voting securities of the Issuer or the Guarantor, nor do we have any knowledge that more than 5% of any class of voting securities of the Issuer or the Guarantor is held or to be held subject to any voting trust or other similar agreement.

3. Other than as may be stated in the RBC Capital Markets Corporation Master Agreement Among Underwriters dated December 1, 2005, the applicable AAU, the Intersyndicate Agreement or dealer agreement, if any, the Prospectus, the Registration Statement or the Offering Circular, we do not know and have no reason to believe that there is an intention to over-allot or that the price of any security may be stabilized to facilitate the offering of the Securities.

4. Except as described in the Prospectus or Offering Circular, as the case may, be and the Invitation Wire, we do not know of any discounts or commissions to be allowed or paid to dealers, including all cash, securities, contracts or other consideration to be received by any dealer in connection with the sale of the securities.

5. We have not prepared any report or memorandum for external use in connection with the Offering. (If there are any exceptions, furnish four
     (4) copies of each report and memorandum to RBC Capital Markets Corporation, One Liberty Plaza, 165 Broadway, New York, N.Y. 10006,
     Attention: Syndicate Department and identify each class of person who received such material and the number of copies distributed to each such class.)

6. (If the offer and sale of the Securities are to be registered under the Securities Act pursuant to a Registration Statement on Form S-1 or Form F-1:) We have not within the past twelve months prepared or had prepared for us any engineering, management or similar report or memorandum relating to broad aspects of the business, operations or products of the Issuer, the Guarantor or the Seller. (The immediately preceding sentence does not apply to reports solely comprised of recommendations to buy, sell or hold the Issuer's,the Guarantor's or the Seller's securities, unless such recommendations have changed within the past six months or to information already contained in documents filed with the Commission. If there are any exceptions, furnish four (4) copies of each report and memorandum to RBC Capital Markets Corporation, One Liberty Plaza, 165 Broadway, New York, N.Y. 10006, Attention: Syndicate Department and identify each class of persons who received such material and the number of copies distributed to each such class.)

7. We are not an "affiliate" of the Issuer, the Guarantor or the Seller for purposes of Rule 2720 of the National Association of Securities Dealers, Inc.'s ("NASD") Conduct Rules. We understand that under Rule 2720 (except as provided in Rule 2720(b)(1)(C) thereof) two entities are "affiliates" of each other if one entity controls, is controlled by, or is under common control with, the second entity and that "control" is presumed to exist if one entity (or, in the case of an NASD member, the entity and all "persons associated with" it (as defined in the NASD By-Laws)) beneficially owns 10% or more of the second entity's outstanding voting securities or, if the second entity is a partnership, if the first entity has a partnership interest in 10% or more of the second entity's distributable profits or losses.

8. (If the Securities are NOT investment grade debt securities or preferred stock, or equity securities for which there exists a "bona fide independent market" (as defined in Rule 2720(b)(3) of the NASD's Conduct Rules) or otherwise exempted under Rule 2720(b)(7)(D) of the NASD's Conduct Rules): We do not have a "conflict of interest" with the Issuer or the Guarantor under Rule 2720 of the NASD's Conduct Rules. In that regard, we specifically confirm that we, our "parent" (as defined in Rule 2720), affiliates and "persons associated with" us (as defined in the NASD By-Laws), in the aggregate do not (a) beneficially own 10% or more of the Issuer's, the Guarantor's or the Seller's "common equity", "preferred equity", or subordinated debt" (as each such term is defined in Rule 2720), or (b) in the case of an Issuer, Guarantor or Seller which is a partnership, beneficially own a general, limited or special partnership interest in 10% or more of the Issuer's or Guarantor's distributable profits or losses.

9. (If filing with the NASD is required:) Neither we nor any of our directors, officers, partners or "persons associated with" us (as defined in the NASD By-Laws) nor, to our knowledge, any "related person" (defined by the NASD to include counsel, financial consultants and advisors, finders, members of the selling or distribution group, any NASD member participating in the offering and any other persons associated with or related to and members of the immediate family of any of the foregoing) or any other broker-dealer,
     (a) within the last 12 months have purchased in private transactions, or intend before, at or within six months after the commencement of the public offering of the Securities to purchase in private transactions, any securities of the Issuer, the Guarantor or any Issuer Related Party (as hereinafter defined), (b) within the last 12 months had any dealings with the Issuer, the Guarantor, any Seller or any subsidiary or controlling person thereof (other than relating to the proposed Underwriting Agreement) as to which documents or information are required to be filed with the NASD pursuant to its Corporate Financing Rule, or (c) during the 12 months immediately preceding the filing of the Registration Statement (or, if there is none, the Offering Circular), have entered into any arrangement which provided or provides for the receipt of any item of value (including, but not limited to, cash payments and expense reimbursements) and/or the transfer of any warrants, options or other securities from the Issuer, the Guarantor or any Issuer Related Party to us or any related person.

10. (If filing with the NASD is required:) There is no association or affiliation between us and (a) any officer or director of the Issuer, the Guarantor or any Issuer Related Party, or (b) any securityholder of five percent or more (or, in the case of an initial public offering of equity securities, any securityholder) of any class of securities of the Issuer, the Guarantor or an Issuer Related Party; it being understood that for purposes of paragraph (9) above and this paragraph (10), the term "ISSUER RELATED PARTY" includes any Seller, any affiliate of the Issuer the Guarantor or a Seller and the officers or general partners, directors, employees and securityholders thereof. (If there are any exceptions, state the identity of the person with whom the association or affiliation exists and, if relevant, the number of equity securities or the face value of debt securities owned by such person, the date such securities were acquired and the price paid for such securities.)

11. (If the Securities are NOT issued by a real estate investment trust:) No portion of the net offering proceeds from the sale of the Securities will be paid to us or any of our affiliates or "persons associated with" us (as defined in the NASD By-Laws) or members of the immediate family of any such person.

12. (If the Securities are debt securities and their offer and sale is to be registered under the Securities Act:) We are not an affiliate (as defined in Rule O-2 under the Trust Indenture Act of 1939) of the Trustee for the Securities or of its parent, if any. Neither the Trustee nor its parent, if any, nor any of their directors or executive officers is a "director, officer, partner, employee, appointee or representative" of ours (as those terms are defined in the Trust Indenture Act of 1939 or in the relevant instructions to Form T-1). We and our directors, partners, and executive officers, taken as a group, did not on the date specified in the Invitation Wire, and do not, own beneficially 1% or more of the shares of any class of voting securities of the Trustee or of its parent, if any. If we are a corporation, we do not have outstanding and have not assumed or guaranteed any securities issued otherwise than in our present corporate name.

13. (If the Issuer is a public utility:) We are not a "holding company" or a "subsidiary company" or an "affiliate" of a "holding company" or of a "public-utility company", each as defined in the Public Utility Holding Company Act of 1935.

14. (If we are, or are affiliated with, any U.S. or non-U.S. bank:) We hereby represent that our participation in the offering of the Securities on the terms contemplated in the applicable AAU and the proposed Underwriting Agreement does not contravene any U.S. or state banking law restricting the exercise of securities powers in the United States.

     Capitalized terms used but not defined herein shall have the respective meanings given to them in the applicable AAU.